Exhibit 99.1
Tupperware Brands Announces $75 Million Accelerated Share Repurchase Program

Underscores confidence in Turnaround Plan and commitment to delivering shareholder value

ORLANDO, Fla., February 28, 2022 ― Tupperware Brands Corporation (NYSE: TUP), a leading global consumer products company, announces today that it has entered into an agreement to repurchase an aggregate of $75 million of its common stock in an accelerated share repurchase (“ASR”) program with Wells Fargo Bank, N.A. (“Wells Fargo”). This equates to approximately 4.6 million shares, using the closing price on February 25, 2022, and represents approximately 8.7% of Tupperware’s fully diluted outstanding stock as of the date hereof. Tupperware expects to fund the ASR program with available cash on hand and revolver borrowings. Tupperware will repurchase shares under the ASR program as part of its existing $250 million share repurchase authorization, which was approved by its Board of Directors in June 2021.

“Today’s announcement demonstrates confidence in our strategy, our future growth trajectory, and our financial strength,” said Sandra Harris, Chief Financial and Operations Officer of Tupperware Brands. “Our strong balance sheet and compelling free cash flow generation enable investments in our growth initiatives as well as capital returns, and this transaction underscores our commitment to delivering value to our shareholders.”

Under the terms of the ASR agreement, dated February 28, 2022, Tupperware will make an initial payment of $75 million to Wells Fargo and receive an initial delivery of approximately 3.4 million shares of Tupperware's common stock. The final number of shares to be repurchased under the ASR program will be based on the average of the daily volume-weighted average prices of Tupperware’s common stock during the repurchase period, less a discount, and is subject to certain adjustments pursuant to the terms of the ASR agreement. The final settlement of the ASR program is expected to be completed before the end of the second calendar quarter of 2022.

About Tupperware Brands Corporation
Tupperware Brands Corporation (NYSE: TUP) is a leading global consumer products company that designs innovative, functional and environmentally responsible products that people love and trust. Founded in 1946, Tupperware’s signature container created the modern food storage category that revolutionized the way the world stores, serves and prepares food. Today, this iconic brand has more than 8,500 functional design and utility patents for solution-oriented kitchen and home products. With a purpose to nurture a better future, Tupperware® products are an alternative to single-use items. The Company distributes its products into nearly 70 countries primarily through independent representatives around the world. For more information, visit Tupperwarebrands.com or follow Tupperware on Facebook, Instagram, LinkedIn and Twitter.

Forward-Looking Statements
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of Tupperware, as well as matters related to Tupperware’s entrance into the ASR program, including statements about the expected completion date of the ASR program, the number of shares that will be delivered to Tupperware under the ASR program and Tupperware’s financial capacity to sustain its capital allocation initiatives. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, that we cannot guarantee that the ASR program, or any future share repurchases, will enhance long-term stockholder value, and share repurchases could increase the volatility of the price of our stock and diminish our cash reserves.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to

Exhibit 99.1
time in our publicly filed documents, including those described under the heading "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission on February 23, 2022.

Investors: Alexis Callahan, alexiscallahan@tupperware.com, 321.588.5129
Media: Cameron Klaus, cameronklaus@tupperware.com, 407.371.9784

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